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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES



Pricing Supplement No. 82                                 Trade Date: 08/25/03
(To Prospectus dated March 22, 2000 and Prospectus        Issue Date: 08/28/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is August 27, 2003



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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UGG3             $12,945,000.00              5.30%                 08/15/17                 100%


    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option      Subject to Redemption       (including the redemption price)
    ----------------        -----------------      ---------------------       --------------------------------
        09/15/03                   Yes                    Yes                            100% 08/15/04
        monthly                                                                    semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $12,737,880.00            $207,120.00               $3.00             ABN AMRO Financial
                                                                             Services, Inc.
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